Exhibit 21


                 LIST OF SUBSIDIARIES OF OPEN PLAN SYSTEMS, INC.
                               AS OF MAY 18, 2001


         Subsidiaries                                     Place of Incorporation
         ------------                                     ----------------------

Open Plan Systems, S. de R.L. de C.V.                             Mexico

Open Plan Servicios, S. de R.L. de C.V.                           Mexico